July 27, 2007

Malcolm Philips
CDEX Inc.
4555 South Palo Verde Road
Suite 123
Tucson, Arizona 85714

Mr. Greg Baldwin
Baxa Corporation
1445 Grasslands Drive
Englewood, Colorado 80112-3903

Dear Mr. Baldwin:

Subject:  Second Amendment to Reseller Agreement
          --------------------------------------

                                    RECITALS
        As we have discussed, Baxa Corporation, a Colorado corporation, having its principal offices at 14445 Grasslands Drive, Englewood, Colorado 80112 ("Baxa") and CDEX, Inc. a Nevada corporation, having its principal offices at 4555 South Palo Verde Road, Suite 123, Tucson, Arizona 85714, entered into a certain Reseller Agreement dated November 7, 2005 ("Reseller Agreement") which was amended by a letter Agreement dated January 30, 2007 ("First Amendment Agreement") (both the Reseller Agreement and First Amendment Agreement are together termed "Agreement"). Baxa and CDEX would like to amend the Agreement as set forth below. This instant amendment to the Agreement is termed the "Second Amendment".

                                    AGREEMENT
        Accordingly, for good and valuable consideration, the sufficiency of which is agreed to by both parties, notwithstanding any provisions to the contrary contained in the Agreement, Baxa and CDEX agree as follows:

        1. The RECITALS, written above, are incorporated into this Second Amendment by reference.
        2. Section 9.2 of the Reseller Agreement shall be changed as follows: After the sentence which ends "...(the "Renewal Date")" insert the following sentence: "Notwithstanding the foregoing or any provision in the Agreement to the contrary, for the first renewal cycle, Baxa and CDEX shall have until September 10, 2007 to determine if the Agreement shall be renewed."
        3. Section 2.1 of the Reseller Agreement shall be changed as follows: After the last sentence which ends ..."all sales efforts outside of the Territory" insert the following:

        "Notwithstanding the foregoing or any provision in the Agreement to the contrary, Baxa and CDEX agree that the following provisions shall govern all marketing, sales, support and related activities associated with the Device and Products as defined in the Agreement in the Territory during the term of this Agreement:

                  .
        o CDEX is granted a non-exclusive right to market and sale the Device and Products. Baxa will continue with reasonable sales and marketing of the CDEX Products and Devices.
        o To assure continuity of service for all users of the ValiMed(TM) Products, CDEX will provide all Annual Support and sales of services and devices related to the ValiMed Units (e.g., cuvette sales). To facilitate this, all existing Contracts between Baxa and its Clients related to the Products or Device are hereby assigned to CDEX. All reasonable and agreed upon costs associated with this transfer will be borne by Baxa. In addition, Contracts for all Devices and Products sold pursuant to the Agreement and Second Amendment thereto will be between the ultimate end user Client and CDEX.
        o Absent specific direction from Baxa to the contrary, during the term of the Agreement, the Devices provided to fulfill all new or backlogged sale or lease contracts will come first from the Production Units owned by Baxa currently in the CDEX warehouse, unless directed by Baxa otherwise.
        o Any and all revenue or Client payments associated with existing or new contracts associated with the Device or Products will be collected and retained by CDEX except as set forth below:

            o Related to a contract for the purchase or lease of one Device by _________ and any contract associated with a purchase or lease of a Device(s) by a Client under an existing contract between Baxa and a Client where the Device(s) has not been delivered, CDEX will install that Device(s) and the fees associated with purchase or lease of the Device(s) at issue in the Client contract will be dispersed as set forth in the existing Agreement, with the exception of Annual Support fees which will be fully retained by CDEX, and fees associated with Cuvette sales which will be dispersed according to provisions discussed below. To the extent that such a Client requires an on-site demonstration of the Device by CDEX before the Client decides to go forth with the contract, Baxa shall reimburse CDEX for its efforts on a "time and expenses" basis at CDEX's existing hourly rates. In this regard, irrespective of contracts with existing Clients, CDEX shall be entitled to an Annual Support fee of $_____ per month.
            o Related to any contract associated with the purchase or lease of a Device(s) by a Client under an existing contract between Baxa and a Client where the Device has already been delivered to the Client, the fees associated with purchase or lease of the Device(s) at issue in the Client contract will be dispersed as set forth in the exiting Agreement, with the exception of Annual Support fees which will be fully retained by CDEX and fees associated with Cuvette sales which will be dispersed according to provisions discussed below. In this regard, irrespective of contracts with existing Clients, CDEX shall be entitled to an Annual Support fee of $_____ per month.
            o Related to the purchase or lease of a Device and Products that is not now the direct subject of an existing Client contract:
                    |X| Before all of the existing Baxa inventory in the CDEX warehouse as of the Effective Date of this Second Amendment to the Agreement is delivered to a Client due to a sale or lease, on any new sale of a Device from the Baxa inventory, Baxa will receive $________ plus 1/2 of the remaining sales price of the Device (e.g., if the sales price is $_____, Baxa will receive $___________; if the sales price is $_____, Baxa will receive $__________). Before all of the existing Baxa inventory in the CDEX warehouse as of the Effective Date of this Second Amendment to the Agreement is delivered to a Client due to a sale or lease, on any new lease of a Device from the Baxa inventory, Baxa will receive ___% of the "lease payments" until $________ is paid and then ___% thereafter until Baxa receives a total of $__________ or until the lease is terminated. If the aforementioned lease is converted to a sale of the leased Device, Baxa will receive ____% of the sales proceeds until it has received a combined total of $__________ from the lease proceeds and sales proceeds and then ___% of the sales proceeds until it has received a combined total of $_________ from the lease proceeds and sales proceeds
                    |X| After all of the existing Baxa inventory in the CDEX warehouse as of the Effective Date of this Second Amendment to the Agreement is delivered to a Client due to a sale or lease, on any new sale of a Device Baxa will receive ___% of the sales price. After all of the existing Baxa inventory in the CDEX warehouse as of the Effective Date of this Second Amendment to the Agreement is delivered to a Client due to a sale or lease, on any new lease of a Device Baxa will receive ___% of the lease payments until Baxa receives $_____ or until the lease agreement is terminated without further action. If the lease agreement is converted into a sales agreement, Baxa will receive a total amount of lease payments and sales proceeds equal to $_____.
                    |X| For the purpose of calculating the amount owed to Baxa under a sale or lease of a Device, in all cases the "sales price" is the price of the Device and the "lease payments" are payments for lease of the Device. Neither the "sales price" nor "lease payments" include any installation fee or annual maintenance support cost. In all cases, Baxa will be paid within thirty (30) days of receipt of the respective payment by CDEX.

                    |X| CDEX shall provide a monthly sales report to Baxa regarding any Devices and Products sold during the preceding month, including a schedule of payments owed to Baxa for any Devices and Products where Baxa has not previously been paid in full.
            o From the Effective Date of this Second Amendment to the Agreement throughout the remaining term of the Agreement, ___% of the gross revenue from the sale of Cuvettes will be dispersed to Baxa"

        4. With regard to the Devices that Baxa has purchased from CDEX to date that have not been shipped to designated clients, CDEX will continue to hold those Devices in its warehouse until directed by Baxa to ship them to a specified client's address or until the following dates:
              a. July 31, 2007: whereupon CDEX will ship all remaining Baxa Devices up to _____ Devices from the CDEX warehouse to a location designated by Baxa or to Baxa at 14445 Grasslands Drive, Englewood, CO.
              b. October 30, 2007, whereupon CDEX will ship all remaining Baxa Devices and Products in the CDEX warehouse to a location designated by Baxa or to Baxa at 14445 Grasslands Drive, Englewood, CO.

        If you agree with the terms in this letter, please so indicate by signature below.


------------------------                    ------------------------
Malcolm Philips                             Gregory Baldwin
CEO                                         CEO
CDEX Inc                                    Baxa Corporation